UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ______________________________

                                   FORM 8-K
                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       January 5, 2007

                                   0-15898
                          (Commission File Number)
                       ______________________________
                     CASUAL MALE RETAIL GROUP, INC.
        (Exact name of registrant as specified in its charter)

      Delaware                                             04-2623104
(State of Incorporation)                                 (IRS Employer
                                                      Identification Number)

              555 Turnpike Street, Canton, Massachusetts 02021
            (Address of registrant's principal executive office)
                              (781) 828-9300
                     (Registrant's telephone number)
                      ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


















ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial
Obligation or an Obligation under an Off-Balance Sheet Arrangement.


On January 8, 2007, Casual Male Retail Group, Inc. (the "Company") provided a second final notice to the holders of the Company's 5% Convertible Senior Subordinated Notes due January 1, 2024 (the "Convertible Notes") that it will be redeeming the remaining $53.3 million principal amount of the Convertible Notes on January 29, 2007. Approximately $40 million in principal amount of the Convertible Notes previously called for redemption were converted to approximately 3.76 million shares by the close of business on January 5, 2007.

This second and final notice requires that all note-holders who wish to convert their Convertible Notes into shares of Casual Male's Common Stock must give proper notice to the trustee on or before January 26, 2007. Each $1,000 in principal amount of Convertible Notes may be converted into 93.8967 shares of Common Stock. The Company will issue cash in lieu of any fractional shares.

Because the shares of the Company's Common Stock are currently trading above the conversion price of the Convertible Notes ($10.65 per share), the Company expects that note-holders will choose to convert their Convertible Notes into Common Stock, as a result of the redemption.

This notice of redemption was included in a press release that was issued on January 8, 2007, which is attached hereto as Exhibit 99.1.

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company.

ITEM 3.02	Unregistered Sales of Equity Securities

Between January 2, 2007 and January 5, 2007, the Company issued an aggregate of 3,897,745 shares of Common Stock upon conversion of approximately $41.5 million principal amount of Convertible Notes. Approximately $40 million of the $41.5 million of Convertible Notes converted to Common Stock was as a result of the Company's notice of redemption to note-holders on December 18, 2006. These shares were issued pursuant to an exemption provided by Section 3(a)(9) of the Securities Act of 1933.

ITEM 9.01	Financial Statements and Exhibits

	(d) Exhibits
	    Exhibit No.	Description
          -----------   ------------
             99.1       Press Release announcing notice of redemption for
                        $53.3 million of the Company's 5% Convertible Senior
                        Subordinated Notes due January 1, 2024 and the
                        Conversion to Common Stock of $40 million principal amount of the Convertible Notes.



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                              CASUAL MALE RETAIL GROUP, INC.
                                              By: /s/ DENNIS R. HERNREICH
						          ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                     and Chief Financial Officer





Date:  January 8, 2007